CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260419 on Form S-8 of our report dated March 14, 2023, relating to the financial statements of The Vita Coco Company, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 14, 2023